EXHIBIT 99.1

Investor Relations Contacts:	Public Relations Contacts:
Roger Rowe	Martin Flynn
Chief Financial Officer	InFocus Corporation
InFocus Corporation	(503) 685-8112
(503) 685-8576
Caitlin Fox
Edelman
(503) 471-6826

27500 SW Parkway Ave
Wilsonville, Oregon
97070-9215

800.294.6400
503.685.8888
503.685.8887

www.infocus.com

InFocus® Announces Departure of CFO

Mark Perry named interim CFO

WILSONVILLE, Ore., June 18, 2007 – InFocus® Corporation (NASDAQ: INFS) today announced that Roger Rowe is resigning as Chief Financial Officer to accept another position locally effective July 2, 2007.  Mark Perry will join InFocus as interim CFO upon Mr. Rowe’s departure.

Mr. Perry is a partner in the Chicago practice of Tatum LLC, the nation’s largest and fastest growing executive services firm.  Mr. Perry has over 30 years of experience and has been a Tatum partner since 2005.  Prior to Tatum, Mr. Perry held various financial leadership roles at Netopia, Inc., URS Corporation, Covad Communications, US West, and Arthur Andersen.  Mr. Perry holds a BS degree in accounting from Fairleigh Dickinson University.

“Roger has provided strong financial leadership for the company for the last several years effectively managing the balance sheet and reducing operating costs,” said Michael Hallman, lead independent director of InFocus.  “The Board of Directors thanks him for his service and wishes him the best in the future.  Mark Perry brings a wealth of experience to his role as interim CFO.  Mark and Roger will work together over the next couple of weeks to minimize any disruption to the business,” Hallman concluded.

“We have worked as a management team to put an operating plan in place to continue to improve the operational performance of the Company. I have confidence that the Board and management team under the leadership of Joe O’Sullivan can work together to achieve the goals that have been put forth,” said Rowe.  “I am grateful for the experience I have gained at InFocus and am looking forward to the next chapter in my career,” finished Rowe.

Forward-Looking Statements

This press release includes forward-looking statements.  Investors are cautioned that all forward-looking statements involve risks and uncertainties and several factors could cause actual results to differ materially from those in the forward-looking statements.  Investors are directed to the Company’s filings with the Securities and Exchange Commission, including the Company’s 2006 Form 10-K and first quarter 2007 Form 10-Q, which are available from the Company without charge, for a more complete description of the risks and uncertainties relating to forward-looking statements made by the Company as well as to other aspects of the Company’s business.  The forward-looking statements contained in this press release speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward looking statements to reflect events or circumstances after the date of this press release.

About InFocus Corporation

InFocus® Corporation (NASDAQ: INFS) is the industry pioneer and worldwide leader in the projection market today. Over twenty years of experience and engineering breakthroughs are at work here, constantly improving what you see in the marketplace, and delivering immersive audio visual impact in home entertainment, business and education environments. As the inventor and leader in the category, we focus on making the presentation of ideas, information and entertainment a vivid, unforgettable experience. We believe our innovation and products set the standard for what a big picture experience should be like.

InFocus Corporation’s global headquarters are located in Wilsonville, Oregon, USA, with regional offices in Europe and Asia. For more information, visit the InFocus Corporation web site at www.infocus.com or contact the Company toll-free at 800.294.6400 (U.S. and Canada) or 503.685.8888 worldwide.

InFocus, IN, Proxima, LiteShow, LP, ASK, ScreenPlay, Play Big, Work Big, Learn Big and The Big Picture are either registered trademarks or trademarks of InFocus Corporation in the U.S. and abroad.  “DLP” is a trademark of Texas Instruments.